UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIVACY AND VALUE INC.

(Exact name of registrant as specified in its charter)

Wyoming	7371	86-3405238
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PRIVACY AND VALUE INC.

2261 Rosanna Street

Las Vegas, Nevada 89117

Telephone: 269-692-9418

Email: info@privacyandvalue.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 North Gould Street, Suite R

Sheridan, Wyoming 82801

Telephone: 307-200-2803

Email address: reports@registeredagentsinc.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PERUNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	25,000,000	$0.02 per share	$500,000	$54.55

(1)	There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated August 23, 2021

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated August 23, 2021

PRELIMINARY PROSPECTUS

PRIVACY AND VALUE INC.

UP TO 25,000,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

This is the initial offering of common stock of Privacy and Value Inc., a Wyoming corporation, and no public market currently exists for the securities being offered. We are offering for sale a total of up to 25,000,000 shares of common stock at a fixed price of $0.02 per share for aggregate net proceeds of up to $500,000 assuming that the entire offering is completed. There is no minimum number of shares that we must sell for the offering to proceed and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our director, Daniel Okelo, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our director to sell the shares directly to the public with no commission or other remuneration payable to them for any shares they may sell. We will pay all expenses incurred in this offering. In offering the securities on our behalf, Mr. Okelo will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus.

Our president, Daniel Okelo and Limitless Projects Inc., a reporting company which Mr. Okelo controls, currently own 100% of our outstanding common stock. Even if we complete the entire offering of 25,000,000 shares of common stock, Mr. Okelo and Limitless Projects Inc. will still each own 44.4% of our issued stock at the completion of the offering.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to us to be used to fund our business development. Any funds raised from the offering will be immediately available to us for our immediate use.

We are considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on any over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Markets. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Page No.
Prospectus Summary	1
Risk Factors	4
Because we only recently commenced business operations, we face a high risk of business failure.	4
Without the funding from this offering, we will be unable to continue with the implementation of our business plan.	4
We may not be able to compete effectively against our competitors.	4
Because we rely on our sole officer and director to conduct our operations, our business will likely fail if we lose his services.	5
Because management has no experience in software development, our business has a higher risk of failure.	5
If our business plan fails, we will dissolve and investors may not receive any portion of their investment back.	5
Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future.	5
Because we have not yet taken steps to protect our intellectual property rights to the Privacy and Value software, a competitor could copy our product, which could cause our business to fail.	6
It is likely that we will incur significant costs in order to comply with laws and regulations concerning cybersecurity, data usage, and privacy issues, which will impact the potential profitability of our operations.	6
Because our parent company and sole officer and director own all of our outstanding common stock, they could make and control corporate decisions that may be disadvantageous to minority shareholders.	7
Because our assets and our sole officer and director are located in foreign countries, U.S. residents’ enforcement of legal process may be difficult.	7
We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors.	7
Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations in the future, causing our business to fail.	8
The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9, which established the definition of “penny stock”.	8
We are selling this offering without an underwriter and may be unable to sell any shares.	8
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	9
If we become a reporting issuer under the Securities Act of 1934, we will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.	9
There is no minimum number of shares that must be sold in our offering and no assurance that the proceeds from the sale or shares will allow us to meet our goals.	9
We will likely issue additional shares of common stock that will result in dilution to existing shareholders and adversely impact the value of our shares.	10
Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.	10

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PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is neither an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

We were incorporated on April 21, 2021 under the laws of the state of Wyoming. We are involved in the development of an employee monitoring software that balances employer concerns regarding employee efficiency and productivity with employee privacy known as “Privacy and Value”. Our intention is to market and sell this product to small and medium sized businesses.

Our president, Daniel Okelo and Limitless Projects Inc., a reporting company which Mr. Okelo controls, each currently own 100,000,000 shares of our outstanding common stock, which are the only current issued and outstanding shares of our company.

Our president, Daniel Okelo and our parent company, Limitless Projects Inc., have entered into agreements with Cyber Apps World, Inc. (“Cyber Apps”), a reporting company, whereby they each will transfer 50,000,000 of our shares, for a total of 100,000,000 to Cyber Apps and its principals for a cash payment of $250,000 that was due on June 15, 2021. Following such acquisition, the parties contemplate forming a joint venture to market and sell the software. Cyber Apps did not make the $250,000 payment by the deadline date of June 15, 2021 and has not made the payment as of the date of this prospectus. The parties are in the process of renegotiating the agreement payment terms. However, there is no guarantee that a revised agreement will be reached.

If we are unable to finalize the agreement with Cyber Apps World Inc. or raise sufficient funds in this offering to complete the development of the Privacy and Value software, our business will likely fail and subscribers would lose their investments in our shares.

We have recently completed the initial development of the software and will use proceeds from this offering to test, market, and sell it. As of April 30, 2021, we had cash on hand of $6,625, which is insufficient to cover the costs we expect to incur in marketing and selling the Privacy and Value software. We anticipate spending approximately $200,000 in order to market and sell our product. We have no other source of funding if we are unable to complete our offering.

From our inception on April 21, 2021 until the date of this filing, we have had limited operating activities primarily consisting of the incorporation of our company, our director’s and parent company’s collective investment of $20,000 through the purchase of equity, and the development of the Privacy and Value software. We have not yet completed a prototype of the Privacy and Value software and anticipate that it will cost approximately $25,000 to complete the prototype.

We have not earned any revenue to date. Accordingly, our independent auditor has issued an audit opinion with respect to our financial statements for the period ended April 30, 2021, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our office is located at 2261 Rosanna Street, Las Vegas, Nevada, 89117. Our telephone number is 269-692-9418 and our email address is info@privacyandvalue.com.

Investors must be aware that we do not have sufficient capital to independently finance our business plans. We have no plans, arrangements, or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our director will be solely responsible for selling shares under this offering and no commission will be paid to him on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Markets quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

The Offering:

Securities offered:	Up to 25,000,000 shares of our common stock, par value $0.0001 per share.

Offering price:	$0.02

Duration of offering:	The 25,000,000 shares of common stock are being offered for a period of 180 days.

Net proceeds to us:	$500,000, assuming the maximum number of shares sold. Such $500,000 in gross proceeds does not account for the offering expenses in this offering. See the section entitled “Use of Proceeds” for further information.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to eligible for trading on OTC Markets quotation system. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	200,000,000

Shares outstanding after offering:	225,000,000, assuming the entire offering is sold.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Use of Proceeds	See “Use of Proceeds” and the other information in this prospectus.

Summary Financial Information

Balance Sheet

April 30, 2021
(audited)
Cash	$6,600
Total Assets	$19,600
Total Liabilities	$(150)
Total Stockholders’ Equity	$19,450

Statement of Loss and Deficit

From April 21, 2021 to April 31, 2021 (audited)

Revenue	Nil
Total Comprehensive Loss	$(550)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have only recently commenced business operations by completing the development the Privacy and Value employee monitoring software, which was initiated by our parent company. We have not yet brought our product to market and there is no guarantee that we will be successful in doing so or that we will generate sufficient revenue from operations in order to create value for our shareholders. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on April 21, 2021 and to date have been involved primarily in organizational activities, as well as limited product development.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in the design, testing, and sale of software products and computer applications.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there is no guarantee that we will generate sufficient operating revenues to ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING, WE WILL BE UNABLE TO CONTINUE WITH THE IMPLEMENTATION OF OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations. As of April 30, 2021, we had cash on hand of $6,625. We estimate that in order to market and sell the Privacy and Value software, we will require approximately $200,000. Accordingly, we will need the funds from this offering to market and sell our software. We do expect to generate any further cash flow from operations until we sell the Privacy and Value software to businesses that will use it for employee monitoring and assessment. We need the proceeds from this offering to continue our operations as described in the “Plan of Operation” section of this prospectus.

If we fail to raise at least $200,000 from the offering, we would be forced to scale back or abort completely our plan of operation. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The software development business, and in particular, the employee monitoring business, is extremely competitive. The employee monitoring sector includes large, established competitors such as ActivTrak, which raised $70 million in 2020 in order to expand its operations, and Time Doctor, which has over 83,000 customers, that have the software developers and financial resources necessary to modify design features and market their products in response to competitive threats. The market also includes smaller niche market participants that are specifically tailored to businesses of specific sizes, as well as businesses in specific industries or geographical locations.

In order to compete with well-established products like Teramind, ActivTrack, Veriato Cerebral, Hubstaff, and Time Doctor, we are focusing our product design and marketing not only on our software efficiency and ease of use for employers, but also the protection of employee privacy particularly in the work-from-home environment. However, despite our attempts to differentiate our product, we may be unable to compete effectively with existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

BECAUSE WE RELY ON OUR SOLE OFFICER AND DIRECTOR TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE THEIR SERVICES.

We depend on the services of our sole officer and director, Daniel Okelo, to oversee the development of our employee monitoring software and to retain and oversee qualified independent computer developers to transform his product concept into a working product. The loss of the services Mr. Okelo could result in the failure of our business. We do not have a management agreement or any other similar arrangement with him whereby he provides services. The loss of Mr. Okelo’s services could have an adverse effect on our business, financial condition, and results of operations.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN SOFTWARE DEVELOPMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole officer and director, Daniel Okelo, has no professional training or technical credentials in the field of software development or employee monitoring software. Although he has generated software and computer application concepts for development, he does not have the software development background necessary to transform his ideas into working products. He relies upon the expertise and experience of independent contractors to develop and test our Privacy and Value product and is only able to assess their success by using the prototypes as any layperson could. As a result, Mr. Okelo may not be able to identify concerns with our products or be able to recognize and take advantage of potential opportunities in the sector that people with experience in software development could. His decisions and choices may not take into account standard managerial approaches that software development companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF OUR BUSINESS PLAN FAILS, WE WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK.

If we are unable to realize profitable operations, our business will eventually fail.  In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have not generated any revenue or net profit since our inception and we expect that we will incur losses in the continued development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  We will require additional funds in order to develop our business. At this time, we cannot assure investors that we will be able to obtain financing.

Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in our shares is suitable.

BECAUSE WE HAVE NOT YET TAKEN STEPS TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS TO THE PRIVACY AND VALUE SOFTWARE, A COMPETITOR COULD COPY OUR PRODUCT, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage lies in the unique features of our Privacy and Value employee monitoring software that we are developing. Because we do not yet have a working prototype of our product, we have not applied for copyright protection of our product. While copyright protection of software is effective upon creation of the product, lack of copyright registration makes it more difficult for us to prove our ownership of the software we develop. Accordingly, our business is subject to the risk that competitors could either copy or create independent software products with similar features to the Privacy and Value software. If this occurs, our ability to sell our product could be jeopardized, which could cause our business to fail.

IT IS LIKELY THAT WE WILL INCUR SIGNIFICANT COSTS IN ORDER TO COMPLY WITH LAWS AND REGULATIONS CONCERNING CYBERSECURITY, DATA USAGE, AND PRIVACY ISSUES, WHICH WILL IMPACT THE POTENTIAL PROFITABILITY OF OUR OPERATIONS.

We will be subject to a wide variety of laws and regulations in the United States and other jurisdictions concerning cybersecurity, data usage, and privacy issues. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.

We will incur financial and time costs in determining our obligations under these laws and in complying with them. Even in situations where it is the companies that purchase our software, and in some instances, their customers who will be responsible for compliance with these laws and regulations, such enactments will impact our software design and modification since we will be expected to develop software that allows companies to meet regulatory requirements.

Licensors of the Privacy and Value software can use our product to collect, use, and store personal or identifying information regarding their employees. Federal, state and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from individuals. While there is no comprehensive federal law that governs data privacy in the United States, the Federal Trade Commission (“FTC”) has jurisdiction over commercial entities to prevent deceptive trade practices. The FTC has the authority to take action against companies that fail to implement and maintain reasonable data security measures, fail to follow a privacy policy that they have adopted, or transfer or sell personal information. When the FTC has held that companies have failed to protect user privacy, they have often imposed substantial fines. For example, in 2019, the FTC fined Facebook $5 billion for deceiving website users about their ability to control the privacy of their personal information.

In June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies, which became effective in 2020. These duties include informing data subjects when and how data is collected and giving them the ability to access, correct, and delete such information. The CCPA creates a private right of action that could lead to consumer class actions and other litigation with statutory damages of up to $750 per violation. The California Attorney General will also maintain authority to enforce the CCPA and will be permitted to seek civil penalties for intentional violations of the CCPA of up to $7,500 per violation.

New York has adopted similar legislation, known as the SHIELD Act, which requires any person or business owning or licensing computerized data that includes the private information of a resident of New York to implement and maintain reasonable safeguards to protect the security, confidentiality and integrity of the private information. Violators may be liable for a civil penalty of up to $5,000 dollars per violation.

BECAUSE OUR PARENT COMPANY AND SOLE OFFICER AND DIRECTOR OWN ALL OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS

Our parent company, Limitless Projects Inc. and our sole officer and director, Daniel Okelo, own all of the outstanding shares of our common stock. Thus, they will have significant control over our corporate decisions. Even if we are able to complete our entire offering of 25,000,000 shares of common stock, Limitless Projects Inc. Mr. Okelo will still each own 44.4% of our issued stock at the completion of the offering.

As the sole director and officer of Limitless Projects Inc., Mr. Okelo will have voting control over its shares of our company, as well as those shares registered in his name. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of Mr. Okelo may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR ASSETS AND OUR SOLE OFFICER AND DIRECTOR ARE LOCATED IN FOREIGN COUNTRIES, U.S. RESIDENTS’ ENFORCEMENT OF LEGAL PROCESS MAY BE DIFFICULT.

Our sole officer and director, Daniel Okelo, resides in Kenya. Additionally, we have retained independent contractors who are completing the development of the Privacy and Value software primarily in India. Accordingly, service of process upon us, or upon individuals related to our business, may be difficult or impossible to obtain within the United States. As well, any judgment obtained in the United States against us may not be collectible within the United States.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS IN THE FUTURE, CAUSING OUR BUSINESS TO FAIL

Our sole director and officer, Daniel Okelo, spends approximately 20% of his business time providing his services to us. While Mr. Okelo presently possesses adequate time to attend to our interests, it is possible that the time demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Okelo may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9, WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors, who will receive no commissions. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Markets upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 that we have estimated for reporting issuer costs and should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our director who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to us.

WE WILL LIKELY ISSUE ADDITIONAL SHARES OF COMMON STOCK THAT WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS AND ADVERSELY IMPACT THE VALUE OF OUR SHARES.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 500,000,000 shares of common stock, of which 200,000,000 shares of common stock are currently issued and outstanding, and an additional 25,000,000 shares are issuable if we complete our intended offering in its entirely. Our director has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences, and privileges of such shares without the required consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of their shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 25,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25% (i.e., $125,000), 50% (i.e., $250,000), 75% (i.e., $375,000), and 100% (i.e., $500,000) of the securities we are offering for sale. There is no assurance that we will raise the full $500,000 as anticipated.

	25% of offering	50% of offering	75% of offering	Maximum Offering
Costs associated with this offering	$17,055	$17,055	$17,055	$17,055
Cost associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Legal fees	$5,000	$5,000	$5,000	$5,000
Transfer agent costs	$3,000	$3,000	$3,000	$3,000
Privacy and Value software completion	$25,000	$25,000	$25,000	$25,000
Software testing	$10,000	$10,000	$10,000	$10,000
Software launch and marketing	$54,945	$129,945	$200,000	$200,000
Computer equipment and customer service training	$0	$50,000	$50,000	$50,000
General working capital	$0	$0	$54,045	$179,945
TOTAL	$125,000	$250,000	$375,000	$500,000

The above use of proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to us. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We arbitrarily determined the price of the 25,000,000 shares being offered pursuant to this prospectus. The price of $0.02 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand, the amount of money we would need to implement our business plan, and our estimation of the price at which we would be able to sell our stock, which is not based on any criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering of 25,000,000 shares is fixed at $0.02 per share, which is the price purchasers of the shares must pay. This price is significantly different than the price paid by our parent company and our director, Daniel Okelo, for their common stock. We issued 100,000,000 shares of common stock for $0.0001 per share to our parent company, Limitless Projects Inc., and 100,000,000 shares of our common stock to Mr. Okelo for $0.0001 per share. They each paid $10,000 for their respective 100,000,000 shares.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of April 30, 2021, the net tangible book value of our shares of common stock was $16,450 (consisting of our total assets of $19,600 less the $3,000 recorded value of our software and our liabilities of $150) or $0.00008 per share based upon 200,000,000 shares outstanding. The following tables illustrate the dilution that purchasers of our common stock in the offering will face if all shares are sold:

Shares Sold Prior to the Offering

Average price per share for existing shareholders	$0.0001
Offering price per share	$0.02
Net tangible book value per share before the offering	$0.00008

Dilution to Purchasers in the Offering

Percentage of the offering sold at 0.02 per share	25%	50%	75%	100%
Gross proceeds of the offering	$125,000	$250,000	$375,000	$500000
Shares issued for the offering	6,250,000	12,500,000	18,750,000	25,000,000
Net tangible book value per share after offering[1]	$0.0006	$0.0012	$0.0017	$0.0022
Net increase to original shareholders	$0.0005	$0.0011	$0.0016	$0.0021
Decrease to new shareholders	$0.0194	$0.0189	$0.0184	$0.0179
Dilution to new shareholders	97.0%	94.5%	92.0%	89.50%

1 Our net tangible book value after the offering is based on the gross proceeds of the offering for percentage completed, plus our current book value of $16,450, and less estimated offering expenses of $17,055. If we complete our entire offering, we will have 225,000,000 shares of common stock issued and outstanding.

SELLING SHAREHOLDERS

None.

PLAN OF DISTRIBUTION

We have 200,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. We are registering 25,000,000 shares of our common stock for sale at the price of $0.02 per share. In connection with our selling efforts in the offering, our director, Daniel Okelo, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Okelo is not subject to any statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Okelo will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Okelo is not, nor has been within the past 12 months, a broker or dealer, or an associated person of a broker or dealer. At the end of the offering, our director will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. Our director will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 25,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quotation system, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order for our shares to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that an application for quotation will be approved.

Our shares may be sold to purchasers from time to time directly by and subject to our discretion. Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions, or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of our common stock that we sell may be occasionally sold in one or more transactions. All shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale, an exemption from such registration, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules, and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective. We will pay all expenses incidental to the registration of the shares including registration pursuant to the securities laws of certain states.

TERMS OF THE OFFERING

 The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date that this prospectus is declared effective and continue for a period of 180 days.

PENNY STOCK RULES

The Securities & Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 500,000,000 shares of common stock with $0.0001 par value per share. As of the date of this prospectus, there were 200,000,000 shares of our common stock issued and outstanding that are held by one stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this registration statement.

The holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing at least two persons present and being, or representing by proxy, shareholders of the company are necessary to constitute a quorum at any meeting of our stockholders.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

STOCK OPTIONS GRANTS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fuller Law Practice has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Jack Shama, CPA, MA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS OVERVIEW

We were incorporated on April 21, 2021 under the laws of the state of Wyoming. We are involved in the development of computer monitoring software known as Privacy and Value. We have retained independent computer software and application developers to develop our product to the specifications that we outline. Our president, Daniel Okelo, is responsible for developing the product concept that the independent developers subsequently design.

Privacy and Value Employee Monitoring Software

We are currently developing employee monitoring software known as “Privacy and Value”. Our goal is to develop a software product that balances employer concerns regarding employee efficiency and productivity with employee privacy.

As companies are increasingly attempting to meet the demands of employees that want work environment flexibility and are forced to avoid employee congregation in response to the current global Covid-19 pandemic, they are retaining staff that either work from home or they rely on outsourcing to retain employees and independent contractors in other countries. One of the primary concerns with having staff work in a separate location that removes them from the daily, direct oversight of management is that employee productivity will suffer. One of the responses to this concern is for businesses to use some form of worker surveillance in order to ensure that employees are utilizing their work time efficiently. However, businesses may face pushback from their staff due to concerns that their personal privacy is compromised when they are subject to constant monitoring during work hours. They may resist practices such as webcam surveillance or persistent computer screen observation.

To address employer concerns regarding staff efficiency and employee concerns regarding privacy, we intend to develop the Privacy and Value software that has features to monitor worker computer productivity while providing employees with reasonable privacy during their work days. The intended features of the software are as follows:

●	the software will monitor the employees’ computer desktops while they are actually working on the system. Surveillance will commence when an employee logs on to his or her computer through our software and will continue until the employee logs out of the system. After an employee signs out of the software, recording and monitoring will cease and the employee can access his or her computer contents and the Internet for personal purposes;

●	when the employee is logged in, the software will allow management to maintain real-time access to employee activity and to view each employee’s desktop screen content and the keystrokes that the employee is typing. All of this information will also be recorded and stored for future management use with all information time stamped. The file name for each day’s recording will be the employee’s first name, last name, and the year, month, and day, which will allow a manager to identify the appropriate recording without difficulty; and

●	based on employee actions, the software will calculate the amount of time that the employee was logged into the system based on a searchable time period (e.g., a shift, a week, or a month). It will also indicate the length of various time periods during which the employee did not make any keystrokes on his or her computer and allow the manager to quickly access the recording of employee’s desktop at the times when keystrokes commenced and stopped. The software will also provide details of the length of each break that the employee takes during the work period analyzed. It will also have tools that the manager can use, in tabular and graphic form, to compare the efficiency of employees in terms of keystrokes and time logged in to their computer.

Joint Venture Development of Software

Our parent company, Limitless Projects Inc., has entered into an Asset Purchase and Joint Venture agreement, as amended, whereby Cyber Apps World, Inc. (“Cyber Apps”), a reporting company, has agreed to purchase a 50% interest in the Privacy and Value software for the following payments:

1.	$10,000 upon execution of the agreement, which has been paid; and

2.	an amount equal to the estimation of the value of the 50% interest in Privacy and Value based upon an independent business valuation, less the $10,000 payment, which amount shall be no less than $50,000 and no more than $250,000 and was due by June 15, 2021.

Limitless Projects Inc. obtained an independent valuation of the Privacy and Value software in its present form of development that estimated its value at approximately $2,200,000. Accordingly, the amount that was due from Cyber Apps to Limitless Projects Inc. under the Asset Purchase and Joint Agreement was $250,000.

Our president, Daniel Okelo and our parent company, Limitless Projects Inc., also entered into agreements with Cyber Apps whereby they each will transfer 50,000,000 of our shares, for a total of 100,000,000 to Cyber Apps and its principals for a cash payment of $250,000 that was due on June 15, 2021. Cyber Apps did not make the $250,000 payment by the deadline date of June 15, 2021 and has not made the payment as of the date of this prospectus. The parties are in the process of renegotiating the agreement payment terms. However, there is no guarantee that a revised agreement will be reached.

If Limitless Projects Inc.’s completes the sale of the 50% interest in the Privacy and Value software to Cyber Apps, the parties will form a single purpose joint for the purpose of completing, testing, marketing, and selling the Privacy and Value software. The joint venture will be managed by a management committee with each party appointing one member to the committee and those two members jointly appointing an independent third member of the committee.

Emerging Growth Company Status

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.	it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Competition

The software development business, and in particular, the employee monitoring business, is extremely competitive. The employee monitoring sector includes large, established competitors such as ActivTrak, which raised $70 million in 2020 in order to expand its operations, and Time Doctor, which has over 83,000 customers, that have the software developers and financial resources necessary to modify design features and market their products in response to competitive threats. The market also includes smaller niche market participants that are specifically tailored to businesses of specific sizes, as well as businesses in specific industries or geographical locations.

In order to compete with well-established products like Teramind, ActivTrack, Veriato Cerebral, Hubstaff, and Time Doctor, we are focusing our product design and marketing not only on our software efficiency and ease of use for employers, but also the protection of employee privacy particularly in the work-from-home environment. However, despite our attempts to differentiate our product, we may be unable to compete effectively with existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Our ability to compete with other companies in the sector will depend on our success in retaining skilled independent contractors to complete the development of our software and in raising sufficient funding in order to market and sell our software.

Plan of Operations

Our plan of operations over the 12-month period following successful completion of our offering is to complete the development of, market, and sell the Privacy and Value computer software.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.	For a period of three months from the date of completion of the offering, our president, Daniel Okelo will oversee the completion of a working prototype of the Privacy and Value employee monitoring software. We anticipate that the cost of developing the prototype will be approximately $25,000.

2.	Following the development of a working prototype of the Privacy and Value software, our president and independent software development contractors located in India will test the software for commercial use. We expect that this testing will take approximately two months (i.e., five months from the completion of this offering). The cost of testing the application will be approximately $10,000. We hope to complete the testing with our joint venture partner. The prototype testing process will involve the software development contractors simulating the roles of typical employers and employees who would be using the Privacy and Value software. The person simulating each role will ensure the functionality of each feature of the software that an employer or employee would use and make any recommendations for redesign, improvement, or bug fixing.

3.	Once we have completed the Privacy and Value software and have successfully completed testing, we intend to launch and market the Privacy and Value software by contacting potential businesses that may be interested in licensing it for use. We anticipate that the launch and initial marketing of the software will cost approximately $200,000 and will take about seven months to complete.

4.	Concurrently with the launch and marketing of the Privacy and Value software, we will train customer service staff to aid software customers via telephone and a live web-based chat function. The cost of this step will be about $50,000 and includes the purchase of the necessary computer equipment for customer service. We anticipate that our customer service staff will be located in India and that our president, Daniel Okelo, will retain the independent contractors who developed the software to aid in the customer service training process.

We intend to fund the above-noted expenses from the proceeds of our offering.

Compliance with Government Regulations

We will be subject to a wide variety of laws and regulations in the United States and other jurisdictions. These laws, regulations, and standards govern issues such as consumer protection and privacy, data usage, data integrity, cybersecurity, worker confidentiality, and intellectual property. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.

Privacy, Data Storage, and Data Usage

In 2018, the European Union adopted measures to improve cybersecurity and data privacy practices by passing the General Data Protection Regulation to hold organizations liable for poor practices. The Regulation requires organizations to implement appropriate technical and organizational measures to ensure ongoing confidentiality, integrity, availability, and resilience of processing systems and services. Any company that fails to comply with the Regulation may be subject to regulatory enforcement actions, which can result in monetary penalties of up to 4% of worldwide revenue. Similar laws are now in effect in countries such as Australia, Japan, Brazil, and South Korea, among others. While the United States has not adopted federal data security laws, it is likely that it will in the future. Although it is the companies that purchase our software, and in some instances, their customers who will be responsible for compliance with these laws and regulations, such enactments will impact our software design since we will be expected to develop software that allows companies to meet regulatory requirements.

Licensors of the Privacy and Value software can use our product to collect, use, and store personal or identifying information regarding their employees. Federal, state and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from individuals. While there is no comprehensive federal law that governs data privacy in the United States, the Federal Trade Commission (“FTC”) has jurisdiction over commercial entities to prevent deceptive trade practices. The FTC has the authority to take action against companies that fail to implement and maintain reasonable data security measures, fail to follow a privacy policy that they have adopted, or transfer or sell personal information. When the FTC has held that companies have failed to protect user privacy, they have often imposed substantial fines. For example, in 2019, the FTC fined Facebook $5 billion for deceiving website users about their ability to control the privacy of their personal information.

In June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies, which became effective in 2020. These duties include informing data subjects when and how data is collected and giving them the ability to access, correct, and delete such information. The CCPA creates a private right of action that could lead to consumer class actions and other litigation with statutory damages of up to $750 per violation. The California Attorney General will also maintain authority to enforce the CCPA and will be permitted to seek civil penalties for intentional violations of the CCPA of up to $7,500 per violation.

New York has adopted similar legislation, known as the SHIELD Act, which requires any person or business owning or licensing computerized data that includes the private information of a resident of New York to implement and maintain reasonable safeguards to protect the security, confidentiality and integrity of the private information. Violators may be liable for a civil penalty of up to $5,000 dollars per violation.

Surveillance

Our Privacy and Value software will allow employers to monitor the work that employees conduct on their computers. The United States Electronic Communications Privacy Act of 1986 (“ECPA”) allows business owners to monitor all employee verbal and written communication as long as the company can present a legitimate business reason for doing so. This ability for companies to monitor their workers extends to employee use of company devices, such as a computer. However, it is unclear how these provisions may apply to situations in which an employee works from home or uses his or her own personal computer for a combination of work and non-work tasks. Customers that use our software must ensure that they comply the ECPA provisions and also be aware of specific state constitutional laws in California, Florida, Louisiana and South Carolina that guarantee resident rights to privacy and may require notice of monitoring to employees. While it would be our customers rather than us that must ensure compliance with surveillance laws, our business may be adversely impacted if potential customers are reluctant to purchase Privacy and Value software due to these legal concerns. Individuals who violate ECPA provisions face up to five years in prison and fines up to $250,000. Victims are also entitled to bring civil suits and recover actual damages, in addition to punitive damages and attorney’s fees, for violations.

Intellectual Property Laws

While we have filed for trademark protection of the Privacy and Value name and logo, we have not filed for any other intellectual property protection of the the Privacy and Value software. Without assessing whether we hold copyrights to the programming code that is included in the products we are developing or whether we may be violating intellectual property that others hold, we bear the risk that someone could either copy the software that we have developed or that we may be liable to a third-party for violating their intellectual property rights. While copyright protection of software is effective upon creation of the works, lack of copyright registration makes it more difficult for us to prove our ownership of the software we develop. If we are held to have infringed on the copyrighted work of others, we may have to pay damages to the copyright holder that may represent the gains that we realized from infringing the patent or possibly a much greater amount. The copyright holder is typically granted a permanent injunction that would prevent an infringing company from continuing to sell or license its software products.

Employees

We have no employees as of the date of this prospectus. We have retained independent contractors to complete the development of our Privacy and Value software.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks. We have recently submitted a trademark application for the Privacy and Value name and logo.

Description of Property

We do not own any interest in real property.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

LEGAL PROCEEDINGS

We are currently not party to any legal proceedings.  Our address for service of process in the United States is 30 North Gould Street, Suite R, Sheridan, Wyoming 82801.

MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public market for our common stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

We intend to apply to the OTC Markets to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC Markets.

Stockholders of our Common Stock

As of the date of this registration statement, we have two registered shareholders.

Future Sales by Existing Stockholders

Rule 144 Shares

A total of 200,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our affiliate stockholder shall be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of our common stock then outstanding; or

2.	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Plan of Operations

Our plan of operations over the 12-month period following successful completion of our offering is to complete the development of, market, and sell the Privacy and Value computer software.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.	For a period of three months from the date of completion of the offering, our president, Daniel Okelo will oversee the completion of a working prototype of the Privacy and Value employee monitoring software. We anticipate that the cost of developing the prototype will be approximately $25,000.

2.	Following the development of a working prototype of the Privacy and Value software, our president and independent software development contractors located in India will test the software for commercial use. We expect that this testing will take approximately two months (i.e., five months from the completion of this offering). The cost of testing the application will be approximately $10,000. We hope to complete the testing with our joint venture partner. The prototype testing process will involve the software development contractors simulating the roles of typical employers and employees who would be using the Privacy and Value software. The person simulating each role will ensure the functionality of each feature of the software that an employer or employee would use and make any recommendations for redesign, improvement, or bug fixing.

3.	Once we have completed the Privacy and Value software and have successfully completed testing, we intend to launch and market the Privacy and Value software by contacting potential businesses that may be interested in licensing it for use. We anticipate that the launch and initial marketing of the software will cost approximately $200,000 and will take about seven months to complete.

4.	Concurrently with the launch and marketing of the Privacy and Value software, we will train customer service staff to aid software customers via telephone and a live web-based chat function. The cost of this step will be about $50,000 and includes the purchase of the necessary computer equipment for customer service. We anticipate that our customer service staff will be located in India and that our president, Daniel Okelo, will retain the independent contractors who developed the software to aid in the customer service training process.

We intend to fund the above-noted expenses from the proceeds of our offering.

Results of Operations from Inception to April 30, 2021

From our incorporation on April 21, 2021 to April 30, 2021, we did not earn any revenue. We realized a net loss of $550 during the period, which was entirely comprised of incorporation expenses.

Liquidity and Capital Resources

At April 30, 2021, we had a cash balance of $6,600 and liabilities totaling $150. Our expenditures over the next 12 months are expected to be approximately $320,000 including business development costs, costs associated with this offering, and costs related to being a reporting issuer. If we are not able to complete the entire offering pursuant to this registration statement, we anticipate scaling back our operations and reducing our costs (see “Use of Proceeds”).

We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise a minimum of $320,000 to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $18,000 annually in connection with our public filings that will have to be made with the SEC on a quarterly basis, which is included in our estimated operation costs. Additional funding will likely come from equity financing from the sale of our common stock through this offering, if we are able to sell such stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our company. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

Going Concern Consideration

We have not generated any revenue since our incorporation and there is no guarantee that we will be able to generate revenue in the future. As well, we will likely incur costs in developing computer software and applications before we are able to sell them and generate additional revenue. Our independent auditor included an explanatory paragraph in his report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Changes and Disagreements with Accountants

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors, their ages, and their positions as of the date of this prospectus are as follows:

Name of Executive Officer and/or Director	Age	Position
Daniel Okelo	36	President, C.E.O., C.F.O., Secretary, and director

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Daniel Okelo acts as our President, C.E.O., C.F.O., and a director. He has also acted in these same positions of Limitless Projects Inc., our parent company, since January 2021. Since April 2019, he has also acted as relief manager for Ashnil Lodges and Camps. From September 2018 to April 2019, Mr. Okelo acted as a manager for the Crown Plaza Hotel and, from December 2015 to September 2018, he acted as the rooms division manager for the Nairobi Safari Club. All of these companies are located in Nairobi, Kenya. Mr. Okelo is in the course of completing his Master of Science degree in Hospitality and Tourism Management from Kenyatta University in Nairobi. He earned his Bachelor of Science degree in Hospitality and Tourism Management from the same institution in 2014. Mr. Okelo also holds a diploma in hotel management from Kenya Utalii College in Nairobi.

Daniel Okelo, spends approximately 20% of his business time providing his services to us.

Mr. Okelo has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Okelo has not been convicted in any criminal proceeding nor is he subject of any currently pending criminal proceeding.

Term of Office

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the State of Wyoming statues. Our officer is appointed by our Board of Directors and holds office until removed by the Board or until his resignation.

Director Independence

Our board of directors is currently composed of one member, Daniel Okelo, who does not qualify as an independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members, has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.

Significant Employees

We have no employees. We retain independent contractors to work on the development of the Privacy and Value computer software.

Audit Committee and Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since we are an early start-up company and have only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

EXECUTIVE COMPENSATION

Summary of Compensation Table

Since inception, we have not paid any compensation to our sole officer and director. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 21, 2021 to April 30, 2021 and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Daniel Okelo President, CEO, CFO, Secretary and a director	2021	None	None	None	None	None	None	None	None

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to our director in his capacity as such.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Daniel Okelo. We do not pay him any amount for acting as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	Daniel Okelo	100,000,000	50.0%
Stock	President, C.E.O., C.F.O., Secretary, and director
	2261 Rosanna Street
	Las Vegas, Nevada 89117

Common	Limitless Projects Inc.[1]	100,000,000	50.0%
Stock	2261 Rosanna Street
	Las Vegas, Nevada 89117

Common	All Officers and Directors	200,000,000	100.0%
Stock	as a group that consists of one person	shares

1.	Limitless Projects Inc. is a Wyoming corporation controlled by our sole director and officer, Daniel Okelo. Accordingly, we have included the shares that Limitless Projects Inc. owns in the calculation of the number of shares that the officers and directors collectively own.

The percent of class is based on 200,000,000 shares of common stock that is currently issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 27, 2021, we sold 100,000,000 shares of common stock to Daniel Okelo who acts as our sole director and officer. We sold these shares to Mr. Okelo at a price of $0.0001 per share for aggregate proceeds of $10,000.

Our board of directors consists of Daniel Okelo. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Other than as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

●	Any of our directors or officers;

●	Any person proposed as a nominee for election as a director;

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	Our sole promoter, Daniel Okelo;

●	Any relative or spouse of any of the foregoing persons who has the same house as such person;

●	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the 2017 Wyoming Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

 FINANCIAL STATEMENTS

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

631-318-0351

To the shareholders and the board of directors of Privacy and Value Inc.

Report of Independent Registered Public Accounting Firm.

Opinion on the Financial Statements

I have audited the accompanying balance sheet of Privacy and Value Inc. (the “company”) and the related statement of comprehensive loss, state of stockholder’s equity and statement of cash flows for the period from (inception) April 21, 2021 - April 30, 2021, including the related notes (collectively referred to in this report as the “financial statements”). In my opinion based on my audit the financial statements present fairly in all material respects the financial position of the company as of April 30, 2021 and the results of its operations and its cash flows for the year then ended in conformity with principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on the financial statements based on my audit. I am a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the company in accordance with the US federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has no revenues, has incurred losses, and has an accumulated deficit which raises substantial doubts about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

I conducted my audit in accordance with the standards of the PCAOB. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe my audit provides a reasonable basis for my opinion.

/s/ Jack Shama

Jack Shama, CPA

May 5, 2021

I have served as the company’s auditor since May 2021.

PRIVACY AND VALUE INC

BALANCE SHEET

April 30, 2021
$
ASSETS

Current assets:
Cash	6,600
Prepayments & deposit	10,000
Total current assets	16,600
Fixed assets:
Software	3,000
Total fixed assets	3,000

Total assets	19,600

LIABILITIES & STOCKHOLDER’S EQUITY

LIABILITIES

Current liabilities:
Accounts payable and accrued liabilities	150
Total current liabilities	150

Total Liabilities	150

STOCKHOLDER’S EQUITY

Common stock: $0.0001 par value, 500,000,000 authorized, 200,000,000 issued and outstanding as of April 30, 2021	20,000

Accumulated Other Comprehensive Income	-
Retained earnings	(550)
Total stockholder’s equity	19,450

Total liabilities and stockholder’s equity	19,600

(The accompanying notes are an integral part of these financial statements)

PRIVACY AND VALUE INC.

STATEMENT OF COMPREHENSIVE INCOME

From April 21, 2021 (inception) to April 30, 2021

April 30, 2021
$
Net Sales	-

Cost of Goods Sold
Gross Income	-

Expenses
General and administrative	550
Net Income	(550)

Other Comprehensive Income
Foreign exchange translation adjustment	-

Total Comprehensive Income	(550)

Net income per share – basic and diluted	(0.00)

Weighted average shares outstanding – basic and diluted	200,000,000

(The accompanying notes are an integral part of these financial statements)

PRIVACY AND VALUE INC.

STATEMENT OF STOCKHOLDER’S EQUITY

For the period from April 21, 2021 (inception) to April 30, 2021

				Accumulated
			Additional	Other
	Common Stock		Paid in	Comprehensive	Accumulated
	Number	Par Value	Capital	Income (loss)	Deficit	Total
		$	$	$	$	$
Balance, April 21, 2021 (inception)	-	-	-	-	-	-

Common stock issued for cash on April 30, 2021	200,000,000	20,000				20,000

Other Comprehensive Income	-	-	-	-	-	-

Net Income	-	-	-	-	(550)	(550)
					-
Closing Balance on April 30, 2021	200,000,000	20,000	-	-	(550)	19,450

(The accompanying notes are an integral part of these financial statements)

PRIVACY AND VALUE INC.

STATEMENT OF CASH FLOWS

For the period from April 21, 2021 (inception) to April 30, 2021

For the Year
Ended
April 30, 2021
$
Cash flows from operating activities
Net income for the period	(550)
Change in operating assets and liabilities
Prepayments & Deposits	(10,000)
Accounts payable and accrued liabilities	150
Net cash used in operating activities	(10,400)

Cash flows from investing activities
Intangible assets	(3,000)
Net cash used in investing activities	(3,000)

Cash flows from financing activities
Proceeds from issuance of common stock	20,000
Net cash provided by financing activities	20,000

Change in Cash	6,600

Cash – beginning of period	-

Cash – end of period	6,600

Supplemental cash flow disclosures

Cash paid For:
Interest	-
Income tax	-

(The accompanying notes are an integral part of these financial statements)

PRIVACY AND VALUE INC

NOTES TO FINANCIAL STATEMENTS

April 30, 2021

1. NATURE AND CONTINUANCE OF OPERATIONS

Privacy and Value Inc. (the "Company") was incorporated in the state of Wyoming on April 21, 2021 ("Inception"). The Company is a development stage company that is currently developing employee monitoring software that balances employer concerns regarding employee efficiency and productivity with employee privacy.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has incurred a net loss for the period of $550 and resulting in an accumulated deficit of $550 as of April 30, 2021. The Company anticipates further losses the development of its business which raises substantial doubt about the Company's ability to continue as a going concern for a period of no less than twelve months from the date of this report. To continue operations, the Company will need to generate income from operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from stockholders, director or officer to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has selected July 31 as its year-end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and the results of operations have been reflected herein.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC. As at April 30, 2021, the Company had $6,600 in cash.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non- financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

PRIVACY AND VALUE INC

NOTES TO FINANCIAL STATEMENTS

April 30, 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Comprehensive Loss

The Company adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since Inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 606, “Revenue Recognition” ("ASC-606"), ASC-606 requires that five basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists and both parties will perform their respective obligations; (2) can identify each party’s rights regarding goods or services being transferred; (3) the selling price is fixed and determinable; (4) the contract has commercial substance; and (5) collectability is reasonably assured. Determination of criteria (3) and (5) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

PRIVACY AND VALUE INC

NOTES TO FINANCIAL STATEMENTS

April 30, 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Company must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance.

The Company has adopted FASB guidance on accounting for uncertainty in income taxes which provides a consolidated financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

Basic and Diluted Loss per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from April 21, 2021 through April 30, 2021 there were no potentially dilutive debt or equity instruments issued or outstanding.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Company as they are issued, which may be in advance of their effective date.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016- 09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

PRIVACY AND VALUE INC

NOTES TO FINANCIAL STATEMENTS

April 30, 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted and Recently Enacted Accounting Pronouncements (Continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 500,000,000 shares with a par value of $0.0001 per share.

During the period ended April 30, 2021, the Company issued 200,000,000 shares of common stock for total cash proceeds of $20,000.

At April 30, 2021, there were no issued and outstanding stock options or warrants.

PRIVACY AND VALUE INC

NOTES TO FINANCIAL STATEMENTS

April 30, 2021

5. RELATED PARTY TRANSACTIONS

In the period ended April 30, 2021, the Company issued 200,000,000 shares of common stock for total cash proceeds of $20,000. Of these shares, 100,000,000 were issued to the Limitless Projects Inc. (parent company of the Company) and 100,000,000 were issued to a director of the Company.

6. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of April 30, 2021, the Company had net operating loss carry forwards of approximately $550 that may be available to reduce future years’ taxable income in varying amounts through 2041. For the period ended April 30,2021, the Company has no income tax recorded in the statement of comprehensive income, as the Company has yet to earn taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of April 30, 2021. All tax years since Inception remains open for examination by taxing authorities.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

April 30, 2021
Operating loss	$550
Statutory tax rate	21%
Refundable federal income tax attributable to current operations	116
Change in valuation allowance	(116)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising the net deferred tax amount is:

April 30, 2021
Deferred tax asset attributed to:
Net operating loss	$116
Less, valuation allowance	(116)
Net deferred tax assets	$-

7. SUBSEQUENT EVENTS

On April 20, 2021, our president and parent company each agreed to sell 50,000,000 shares of our common stock to Cyber Apps World, Inc. in consideration of $250,000 due June 15, 2021. As of the reporting date, payment has not yet made by the deadline, and as such, the transaction will not proceed unless the parties amend the payment deadline.

Part II

Information Not Required In The Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

SEC Registration Fee	$55
Auditor Fees and Expenses	1,000
Legal Fees and Expenses	15,000
EDGAR/Printing Expenses	1,000
TOTAL	$17,555.64

All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the 2017 Wyoming Statute and our bylaws.

Under the 2017 Wyoming Statute, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

1.	(A) The director conducted himself in good faith; and

(B) He reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and

(C) In the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

2. The director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Wyoming Statute 17-16-202(b)(v).

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Wyoming law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Limitless Projects Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 27, 2021, pursuant to the terms of a stock subscription agreement, we issued 100,000,000 shares of our common stock to Daniel Okelo at a purchase price of $0.0001 per share for aggregate proceeds of $10,000.

On April 27, 2021, pursuant to the terms of a stock subscription agreement, we issued 100,000,000 shares of our common stock to Limitless Projects Inc. at a purchase price of $0.0001 per share for aggregate proceeds of $10,000.

Exemption

We issued the above-noted shares pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance does not constitute a public offering of our shares.

In connection with this issuance, Mr. Okelo and Limitless Projects Inc. had access to all material aspects of our company, including the business, management, offering details, risk factors and financial statements. He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Legal Opinion with Consent*
10.1	Asset Purchase and Joint Venture Agreement*
10.2	Asset Purchase and Joint Venture Amending Agreement*
23.1	Consent of Certified Public Accountant
99.1	Subscription Agreement*

* filed as an exhibit to our registration statement on Form S-1 dated June 8, 2021.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nairobi, Kenya on August 23, 2021.

LIMITLESS PROJECTS INC.

By:	/s/ Daniel Okelo
Daniel Okelo
President, Secretary, and director
Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

LIMITLESS PROJECTS INC.

By:	/s/ Daniel Okelo
Daniel Okelo
President, Secretary, and director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Dated: August 23, 2021